Exhibit 5.2

December 7, 2012

H&E Equipment Services, Inc.

11100 Mead Road, Suite 200

Baton Rouge, LA 70816

Re:	Form S-4 Registration Statement
Registration No. 333-

Ladies and Gentlemen:

We have acted as special counsel to H&E Equipment Services (Mid-Atlantic), Inc., a Virginia corporation (the “Opinion Party”), as a Guarantor (and together with H&E California Holding, Inc., a California corporation, H&E Equipment Services (California), LLC, a Delaware limited liability company, GNE Investments, Inc., a Washington corporation, Great Northern Equipment, Inc., a Montana corporation, and H&E Finance Corp., a Delaware corporation, the “Guarantors”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (Registration No. 333-            ) filed by H&E Equipment Services, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), of the proposed offer by the Company to exchange up to $530,000,000 aggregate principal amount of the Company’s 7% Senior Notes due 2022 (the “New Notes”) and the Guarantors’ guarantees thereof (the “New Guarantees”) for an equal aggregate principal amount of the Company’s outstanding unregistered 7% Senior Notes due 2022 issued on August 20, 2012 (the “Old Notes”) and the Guarantors’ guarantees thereof (the “Old Guarantees”). The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture, dated as of August 20, 2012, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is filed as Exhibit 4.5 to the Registration Statement (the “Indenture”).

This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the New Guarantee with respect to the Opinion Party.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion letter. In our examination, we have assumed the authenticity of

H&E Equipment Services, Inc.

December 7, 2012

the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Opinion Party), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Opinion Party.

In rendering the opinions expressed below, we have assumed that (a) the Indenture has been duly authorized, executed and delivered by all parties thereto other than the Opinion Party and constitutes a legal, valid and binding agreement of all parties thereto other than the Opinion Party; (b) the Registration Statement will have been declared effective by the Commission; (c) the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (d) the New Notes have been duly authorized by the Company; and (e) the Old Notes have been, and the New Notes will have been, duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Notes and the New Guarantees.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of other jurisdictions for matters other than with respect to the Opinion Party, we have relied, with the Company’s and the Guarantors’ permission and consent, without independent investigation, upon the opinions of: (i) with respect to the laws of the State of New York, the Delaware General Corporation Law and the California General Corporation Law, Dechert LLP, filed as Exhibit 5.1 to the Registration Statement, (ii) with respect to the laws of the State of Montana, Garlington, Lohn & Robinson, PLLP, filed as Exhibit 5.3 to the Registration Statement, and (iii) with respect to the laws of the State of Washington, Ryan, Swanson & Cleveland, PLLC, filed as Exhibit 5.4 to the Registration Statement. With the Company’s and the Guarantors’ permission, we have assumed such opinions are correct, and the opinions below are subject to the assumptions and qualifications contained in the opinions of such counsel.

Based upon and subject to the foregoing and such examination of law as we have deemed necessary, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The New Guarantee of the Opinion Party has been duly authorized by all necessary corporate action of the Opinion Party.

2. When the New Notes have been duly executed, authenticated, issued and delivered by or on behalf of the Company in exchange for the Old Notes in the manner contemplated by the prospectus included in the Registration Statement, and when the New Guarantees have been duly executed in accordance with the terms of the Indenture, then the New Guarantee of the Opinion Party will constitute the valid and binding obligation of the Opinion Party, enforceable against the Opinion Party in accordance with its terms.

H&E Equipment Services, Inc.

December 7, 2012

Our opinions as expressed herein are subject to and qualified and limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, and other similar laws now or hereafter in effect of or relating to or affecting creditors’ rights generally or debtors’ obligations generally, principles of equity (whether considered in a proceeding at law or in equity), an implied covenant of good faith and fair dealing and procedural requirements of law applicable to the exercise of creditors’ rights generally. In addition, our enforceability opinion is subject to the further qualification that a court may decline to enforce the choice of law provisions on the grounds of comity or because United States constitutional requirements are not satisfied. We express no opinion concerning the enforceability of waivers of rights or defenses or any indemnification or contribution provisions contained in any agreement or instrument.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and of the Commonwealth of Virginia. We express no opinion as to the laws of any other jurisdiction. We wish to point out that courts applying conflict of law rules may determine that the following matters are governed by laws of jurisdictions other than the jurisdiction selected with respect to the New Guarantee: (i) the due formation and existence of the parties to the New Guarantee, their respective power to enter into the New Guarantee, their respective authorization, execution and delivery of the New Guarantee, and similar matters governed by the applicable laws of the jurisdictions under which such parties were formed and (ii) matters with respect to service of process, necessary parties, prior exhaustion of remedies as against principals, rights of subrogation, and similar matters that may be considered to be governed by procedural laws.

The opinions expressed herein are rendered to the Company and the Guarantors in connection with the filing of the Registration Statement and for no other purpose.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Subject to all the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Dechert LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Company, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Williams Mullen, P.C.